
                                                AMENDMENT NO. 4 TO
                              AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF AMERICAN CENTURY INVESTMENT TRUST

         THIS  AMENDMENT NO. 4 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION  OF TRUST is made as of the 12th day of December, 2005 by the Trustees hereunder.

         WHEREAS,  the  Board of  Trustees  have  executed  an  Amendment  and  Restatement  to the  Agreement  and
Declaration of Trust dated March 26, 2004, amended June 14, 2004, May 1, 2005 and June 30, 2005;

         WHEREAS,  the Board of Trustees  have  determined  that it is in the best  interests  of American  Century
Investment  Trust  (the  "Trust")  to add two  new  series  titled  High-Yield  Bond  Fund  and  Select  Bond  Fund
(collectively "New Series"), and

         WHEREAS,  the Trustees  have approved the  elimination  of the C Class II Class for the  Diversified  Bond
Fund, Prime Money Market Fund, and High-Yield Fund, and

         WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust, the Trustees wish to amend the
Declaration of Trust to reflect these changes.

         NOW, THEREFORE, BE IT RESOLVED, the Declaration of Trust is hereby amended, by deleting the text of
Schedule A in its entirety and inserting in lieu thereof the attached Schedule A.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date written above.

Trustees of the American Century Investment Trust



/s/ Kenneth E. Scott                                         /s/ Ronald J. Gilson
Kenneth E. Scott                                             Ronald J. Gilson



/s/ Kathryn A. Hall                                          /s/ William M. Lyons
Kathryn A. Hall                                              William M. Lyons



/s/ John B. Shoven                                           /s/ Jeanne D. Wohlers
John B. Shoven                                               Jeanne D. Wohlers



/s/ Antonio Canova                                           /s/ John Freidenrich
Antonio Canova                                               John Freidenrich



/s/ Myron S. Scholes
Myron S. Scholes



                                                    Schedule A

                                         American Century Investment Trust

Pursuant to Article III,  Section 6, the Trustees hereby  establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:
         Series                                                 Class           Date of Establishment

         Prime Money Market Fund                     Investor          06/13/1993
                                                              Advisor                   06/01/1998
                                                              A Class                   05/08/2002
                                                              B Class                   05/08/2002
                                                              C Class                   05/01/2001

         Diversified Bond Fund                                Investor                  08/01/2001
                                                              Advisor                   08/01/2001
                                                              Institutional             08/01/2001
                                                              A Class                   05/08/2002
                                                              B Class                   05/08/2002
                                                              C Class                   05/08/2002
                                                              R Class                   06/30/2005

         Premium Money Market Fund                            Investor                  08/01/2001

         High-Yield Fund                                      Investor                  05/08/2002
                                                              Advisor                   05/08/2002
                                                              Institutional             06/14/2004
                                                              A Class                   05/08/2002
                                                              B Class                   05/08/2002
                                                              C Class                   05/08/2002
                                                              R Class                   06/30/2005

         Inflation Protection Bond Fund                       Investor                  05/01/2005
                                                              Institutional             05/01/2005
                                                              A Class                   05/01/2005
                                                              B Class                   05/01/2005
                                                              C Class                   05/01/2005
                                                              R Class                   05/01/2005


         High-Yield Bond Fund                                 Investor                  12/12/2005
                                                              Institutional             12/12/2005
                                                              A Class                   12/12/2005
                                                              B Class                   12/12/2005
                                                              C Class                   12/12/2005
                                                              R Class                   12/12/2005


         Select Bond Fund                                     Investor                  12/12/2005
                                                              Institutional             12/12/2005
                                                              A Class                   12/12/2005
                                                              B Class                   12/12/2005
                                                              C Class                   12/12/2005
                                                              R Class                   12/12/2005



This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.



                                                AMENDMENT NO. 5 TO
                              AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF AMERICAN CENTURY INVESTMENT TRUST

         THIS  AMENDMENT NO. 5 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION  OF TRUST is made as of the 10th day of March, 2006 by the Trustees hereunder.

         WHEREAS,  the  Board of  Trustees  have  executed  an  Amendment  and  Restatement  to the  Agreement  and
Declaration  of Trust dated March 26,  2004,  amended June 14,  2004,  May 1, 2005,  June 30, 2005 and December 12,
2005;

         WHEREAS,  the Board of Trustees  have  determined  that it is in the best  interests  of American  Century
Investment Trust (the "Trust") to add a new series titled NT Diversified Bond Fund (the "New Series"), and

         WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust, the Trustees wish to amend the
Declaration of Trust to reflect this change.

         NOW, THEREFORE, BE IT RESOLVED, the Declaration of Trust is hereby amended, by deleting the text of
Schedule A in its entirety and inserting in lieu thereof the attached Schedule A.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date written above.

Trustees of the American Century Investment Trust
                                                             /s/ Ronald J. Gilson
                                                             Ronald J. Gilson






/s/ Kathryn A. Hall                                          /s/ William M. Lyons
Kathryn A. Hall                                              William M. Lyons



/s/ John B. Shoven                                           /s/ Jeanne D. Wohlers
John B. Shoven                                               Jeanne D. Wohlers



/s/ Antonio Canova                                           /s/ John Freidenrich
Antonio Canova                                               John Freidenrich



/s/ Myron S. Scholes
Myron S. Scholes



                                                    Schedule A

                                         American Century Investment Trust

Pursuant to Article III,  Section 6, the Trustees hereby  establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:
         Series                                                 Class           Date of Establishment

         Prime Money Market Fund                     Investor          06/13/1993
                                                              Advisor                   06/01/1998
                                                              A Class                   05/08/2002
                                                              B Class                   05/08/2002
                                                              C Class                   05/01/2001

         Diversified Bond Fund                                Investor                  08/01/2001
                                                              Advisor                   08/01/2001
                                                              Institutional             08/01/2001
                                                              A Class                   05/08/2002
                                                              B Class                   05/08/2002
                                                              C Class                   05/08/2002
                                                              R Class                   06/30/2005

         Premium Money Market Fund                            Investor                  08/01/2001

         High-Yield Fund                                      Investor                  05/08/2002
                                                              Advisor                   05/08/2002
                                                              Institutional             06/14/2004
                                                              A Class                   05/08/2002
                                                              B Class                   05/08/2002
                                                              C Class                   05/08/2002
                                                              R Class                   06/30/2005

         Inflation Protection Bond Fund                       Investor                  05/01/2005
                                                              Institutional             05/01/2005
                                                              A Class                   05/01/2005
                                                              B Class                   05/01/2005
                                                              C Class                   05/01/2005
                                                              R Class                   05/01/2005


         High-Yield Bond Fund                                 Investor                  12/12/2005
                                                              Institutional             12/12/2005
                                                              A Class                   12/12/2005
                                                              B Class                   12/12/2005
                                                              C Class                   12/12/2005
                                                              R Class                   12/12/2005


         Select Bond Fund                                     Investor                  12/12/2005
                                                              Institutional             12/12/2005
                                                              A Class                   12/12/2005
                                                              B Class                   12/12/2005
                                                              C Class                   12/12/2005
                                                              R Class                   12/12/2005


         NT Diversified Bond Fund                            Institutional              05/01/2006

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.



                                              American Century Investment Trust


                                               MANAGEMENT AGREEMENT

         This MANAGEMENT AGREEMENT ("Agreement") is made as of the 30th day of March, 2006 by and between
AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust (hereinafter called the "Company"), and
AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the "Investment
Manager").

         WHEREAS, the Investment Manager is registered as an investment advisor with the Securities and Exchange
Commission:

         WHEREAS, the Company is registered as an open-end management investment company under the Investment
Company Act of 1940, as amended (the "1940 Act"), and has registered its shares for public offering under the
Securities Act of 1933, as amended; and

         WHEREAS, the Company is authorized to create separate funds, each with its own separate investment portfolio of which the beneficial interests are represented by a separate series of shares of the Company, including those Funds listed on Schedule A hereto.

         NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.       Investment Management Services. The Investment Manager shall supervise the investments of each series of shares set forth on Schedule B as of the date hereof, and such subsequent series of shares as the
         Company shall select the Investment Manager to manage. In such capacity, the Investment Manager shall maintain a continuous investment program for each such series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.

2.       Compliance with Laws. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

         (a)      the 1940 Act and any rules and regulations promulgated thereunder;

         (b)      any other applicable provisions of law;

         (c)      the Declaration of Trust of the Company as amended from time to time;

         (d)      the By-Laws of the Company as amended from time to time;

         (e)      the Multiple Class Plan; and

         (f)      the registration statement(s) of the Company, as amended from time to time, filed under the
                  Securities Act of 1933 and the 1940 Act.

3.       Board Supervision. All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Trustees (collectively, the "Board of Directors", and each Trustee individually a "Director") of the Company, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.

4.       Payment of Expenses.  The Investment Manager will pay all of the expenses of each series of the
         Company's shares set forth on Schedule B that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses, the fees and expenses of those Directors who are not "interested persons" as defined in the 1940 Act (hereinafter referred to as the "Independent
         Directors") (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the
         1940 Act. The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of each class of each series of the Company's shares set forth on
         Schedule B that the Investment Manager shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.       Account Fees.  The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the appropriate Fund or the Investment Manager at the discretion of the Board. At least 60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.       Management Fees.

         (a)      In consideration of the services provided by the Investment Manager, each class of a series of shares of the Company set forth on Schedule B shall pay to the Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules described herein.

         (b)      Definitions

                  (1)      An "Investment Team" is the Portfolio Managers that the Investment Manager has designated to manage a given portfolio.

                  (2)      An "Investment Strategy" is the processes and policies implemented by the Investment
                           Manager for pursuing a particular investment objective managed by an Investment Team.

                  (3)      A "Primary Strategy Portfolio" is each series of the Company, as well as any other series of any other registered investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services,
                           Inc. serves as the distributor; provided, however, that a registered investment company that invests its assets exclusively in the shares of other registered investment companies shall not be a Primary Strategy Portfolio. Any exceptions to the above requirements shall be approved by the Board of Directors of the Company.

                  (4)      A "Secondary Strategy Portfolio" is another account managed by the Investment Manager that is managed by the same Investment Team as that assigned to manage any Primary
                           Strategy Portfolio that shares the same board of directors or board of trustees as the
                           Company. Any exceptions to this requirement shall be approved by the Board of
                           Directors of the Company.

                  (5)      An "Investment Category" for a series of the Company is the group to which the series is assigned for determining the first component of its management fee. Each Primary
                           Strategy Portfolio is assigned to one of the three Investment Categories indicated
                           below. The Investment Category assignments for the series of the Company appear in
                           Schedule B to this Agreement. The assets in each of the Investment Categories
                           ("Investment Category Assets") is determined as follows:

                           a)       Money Market Fund Category Assets.  The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the
                                    Primary Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in debt securities and are subject to Rule 2a-7 under the Investment
                                    Company Act.

                           b)       Bond Fund Category Assets. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary
                                    Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in debt securities and are not subject to Rule 2a-7 under the Investment Company
                                    Act.

                           c)       Equity Fund Category Assets.  The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary
                                    Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in equity securities.

                  (6)      The "Per Annum Investment Category Fee Dollar Amount" for a series is the dollar amount resulting from applying the applicable Investment Category Fee Schedule for the series of the Company (as shown on Schedule A) using the applicable Investment
                           Category Assets.

                  (7)      The "Per Annum Investment Category Fee Rate" for a series of the Company is the percentage rate that results from dividing the Per Annum Investment Category Fee
                           Dollar Amount for the series by the applicable Investment Category Assets for the series.

                  (8)      The "Complex Assets" is the sum of the assets in all of the Primary Strategy
                           Portfolios.

                  (9)      The "Per Annum Complex Fee Dollar Amount" for a class of a series of the Company shall be the dollar amount resulting from application of the Complex Assets to the Complex
                           Fee Schedule for the class as shown in Schedule C.

                  (10)     The "Per Annum Complex Fee Rate" for a class of a series of the Company is the percentage rate that results from dividing the Per Annum Complex Fee Dollar Amount for the class of a series by the Complex Assets.

                  (11)     The "Per Annum Management Fee Rate" for a class of a series of the Company is the sum of the Per Annum Investment Category Fee Rate applicable to the series and the Per
                           Annum Complex Fee Fee Rate applicable to the class of the series.

         (c)      Daily Management Fee Calculation.  For each calendar day, each class of each series of shares of the Company set forth on Schedule B shall accrue a fee calculated by multiplying the Per
                  Annum Management Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

         (d)      Monthly Management Fee Payment. On the first business day of each month, each class of each series of shares of the Company set forth on Schedule B shall pay the management fee to the
                  Investment Manager for the previous month. The fee for the previous month shall be the sum of the Daily Management Fee Calculations for each calendar day in the previous month.

         (e)      Additional Series or Classes. In the event that the Board of Directors shall determine to issue any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager shall enter into an Addendum to this
                  Agreement setting forth the name of the series or classes, as appropriate, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

7.       Continuation of Agreement.  This Agreement shall continue in effect until July 31, 2007, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter only so long as such continuance is specifically approved at least annually by the Board of Directors of the
         Company (including a majority of those Directors who are not parties hereto or interested persons of any such party) cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, or by the vote of a majority of the outstanding class of voting securities of each series.
         The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a period beginning not more than ninety (90) days prior to July 31 of each applicable year, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given.

8.       Termination.  This Agreement may be terminated, with respect to any series, by the Investment Manager at any time without penalty upon giving the Company 60 days' written notice, and may be terminated, with respect to any series, at any time without penalty by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of such series on 60 days' written notice to the
         Investment Manager.

9.       Effect of Assignment.  This Agreement shall automatically terminate in the event of assignment by the
         Investment Manager, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4)
         of the 1940 Act.

10.      Other Activities.  Nothing herein shall be deemed to limit or restrict the right of the Investment
         Manager, or the right of any of its officers, directors or employees (who may also be a Director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11.      Standard of Care.  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12.      Separate Agreement.  The parties hereto acknowledge that certain provisions of the 1940 Act, in effect, treat each series of shares of a registered investment company as a separate investment company.
         Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the 1940 Act, this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each series of shares of the Company managed by the Investment Manager.

13.      Use of the Name "American Century".  The name "American Century" and all rights to the use of the name
         "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH").
         ACPH has consented to, and granted a non-exclusive license for, the use by the Company of the name
         "American Century" in the name of the Company and any series of shares thereof.  Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each series of shares of the Company.  In the event of such revocation, the Company and each series of shares thereof using the name "American Century" shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.

14.      Use of the Name "Mason Street".  The name "Mason Street" and all rights to the use of the name "Mason
         Street" are the exclusive property of The Northwestern Mutual Life Insurance Company ("NWML").  NWML has
         consented to, and granted a non-exclusive license for, the use by the Company of the name "Mason Street"
         in the name of any series of shares of the Company during such period as NWML's affiliate Mason Street
         Advisors, LLC ("MSA") is serving as the subadvisor to any such series.  In the event that MSA is no longer serving in such capacity, the Company and each series of shares thereof using the name "Mason
         Street" shall cease using the name "Mason Street" unless otherwise consented to by NWML or any successor to its interest in such name.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first written above.



American Century Investment Management, Inc.                        American Century Investment Trust



/s/ Charles A. Etherington                                          /s/ David H. Reinmiller
Charles A. Etherington                                              David H. Reinmiller
Senior Vice President                                               Vice President

-------------------------------------------------------------------------------------------------------------------


American Century                                                      Schedule A: Investment Category Fee Schedules
-------------------------------------------------------------------------------------------------------------------
                                                    Schedule A

                                         Investment Category Fee Schedules


Money Market Funds

=========================================== =========================================================================
                                                                         Rate Schedules
Category Assets                                Schedule 1        Schedule 2         Schedule 3        Schedule 4
------------------------------------------- ----------------- ------------------ ----------------- ------------------
------------------------------------------- ----------------- ------------------ ----------------- ------------------
First $1 billion                                0.2500%            0.2700%           0.3500%            0.2300%
Next $1 billion                                 0.2070%            0.2270%           0.3070%            0.1870%
Next $3 billion                                 0.1660%            0.1860%           0.2660%            0.1460%
Next $5 billion                                 0.1490%            0.1690%           0.2490%            0.1290%
Next $15 billion                                0.1380%            0.1580%           0.2380%            0.1180%
Next $25 billion                                0.1375%            0.1575%           0.2375%            0.1175%
Thereafter                                      0.1370%            0.1570%           0.2370%            0.1170%
=========================================== ================= ================== ================= ==================


Bond Funds

=================== =================================================================================== =============
                                                      Rate Schedules
Category Assets      Schedule 1    Schedule 2    Schedule 3    Schedule 4    Schedule 5    Schedule 6    Schedule 7
------------------- ------------- ------------- ------------- ------------- ------------- ------------- -------------
------------------- ------------- ------------- ------------- ------------- ------------- ------------- -------------
First $1 billion      0.2800%       0.3100%       0.3600%       0.6100%       0.4100%       0.6600%       0.3800%
Next $1 billion       0.2280%       0.2580%       0.3080%       0.5580%       0.3580%       0.6080%       0.3280%
Next $3 billion       0.1980%       0.2280%       0.2780%       0.5280%       0.3280%       0.5780%       0.2980%
Next $5 billion       0.1780%       0.2080%       0.2580%       0.5080%       0.3080%       0.5580%       0.2780%
Next $15 billion      0.1650%       0.1950%       0.2450%       0.4950%       0.2950%       0.5450%       0.2650%
Next $25 billion      0.1630%       0.1930%       0.2430%       0.4930%       0.2930%       0.5430%       0.2630%
Thereafter            0.1625%       0.1925%       0.2425%       0.4925%       0.2925%       0.5425%       0.2625%
=================== ============= ============= ============= ============= ============= ============= =============


Equity Funds

========================== ===============================================
                                           Rate Schedules
Category Assets                  Schedule 1              Schedule 2
-------------------------- ----------------------- -----------------------
-------------------------- ----------------------- -----------------------
First $1 billion                  0.5200%                 0.7200%
Next $5 billion                   0.4600%                 0.6600%
Next $15 billion                  0.4160%                 0.6160%
Next $25 billion                  0.3690%                 0.5690%
Next $50 billion                  0.3420%                 0.5420%
Next $150 billion                 0.3390%                 0.5390%
Thereafter                        0.3380%                 0.5380%
========================== ======================= =======================




American Century                                                                  Schedule B: Complex Fee Schedules
-------------------------------------------------------------------------------------------------------------------

                                                    Schedule B

                                          Investment Category Assignments


American Century Municipal Trust
=========================================================== ======================================= =================
Series                                                      Category                                 Applicable Fee
                                                                                                    Schedule Number
----------------------------------------------------------- --------------------------------------- -----------------
----------------------------------------------------------- --------------------------------------- -----------------
Select Bond Fund                                            Bond Funds                                     5
----------------------------------------------------------- --------------------------------------- -----------------
----------------------------------------------------------- --------------------------------------- -----------------
High-Yield Bond Fund                                        Bond Funds                                     6
=========================================================== ======================================= =================

-------------------------------------------------------------------------------------------------------------------




American Century Investment Trust                                                 Schedule C: Complex Fee Schedules
-------------------------------------------------------------------------------------------------------------------
                                                    Schedule C

                                               Complex Fee Schedules

========================================= ==========================================================================
                                                                       Rate Schedules
Complex Assets                                 Advisor Class         Institutional Class       All Other Classes
----------------------------------------- ------------------------ ------------------------ ------------------------
----------------------------------------- ------------------------ ------------------------ ------------------------
First $2.5 billion                                0.0600%                  0.1100%                  0.3100%
Next $7.5 billion                                 0.0500%                  0.1000%                  0.3000%
Next $15.0 billion                                0.0485%                  0.0985%                  0.2985%
Next $25.0 billion                                0.0470%                  0.0970%                  0.2970%
Next $25.0 billion                                0.0370%                  0.0870%                  0.2870%
Next $25.0 billion                                0.0300%                  0.0800%                  0.2800%
Next $25.0 billion                                0.0200%                  0.0700%                  0.2700%
Next $25.0 billion                                0.0150%                  0.0650%                  0.2650%
Next $25.0 billion                                0.0100%                  0.0600%                  0.2600%
Next $25.0 billion                                0.0050%                  0.0550%                  0.2550%
Thereafter                                        0.0000%                  0.0500%                  0.2500%
========================================= ======================== ======================== ========================



=================================================== ========== ========= ========== ======== ======= ======== =======
                      Series                        Investor   Institu-   Advisor      A       B        C     R
                                                      Class     tional     Class     Class   Class    Class   Class
                                                                Class
--------------------------------------------------- ---------- --------- ---------- -------- ------- -------- -------
--------------------------------------------------- ---------- --------- ---------- -------- ------- -------- -------
>>       Select Bond Fund                              Yes       Yes        No        Yes     Yes      Yes     Yes
--------------------------------------------------- ---------- --------- ---------- -------- ------- -------- -------
--------------------------------------------------- ---------- --------- ---------- -------- ------- -------- -------
>>       High-Yield Bond Fund                          Yes       Yes        No        Yes     Yes      Yes     Yes
=================================================== ========== ========= ========== ======== ======= ======== =======


